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                                                                   Exhibit 23.6


         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


     We hereby consent to the use of our opinion dated May 17, 1998 to the Board of Directors of Viking Office Products, Inc., a California corporation, includes as Annex III to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Office Depot, Inc., a Delaware corporation, relating to the merger of VK Acquisition Corp., a California corporation and a wholly-owned subsidiary of Office Depot, with and into Viking and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED


Date: July 21, 1998